SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) July 9, 2007
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                                 FNB United Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


          150 South Fayetteville Street, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, FNB United Corp. and its bank subsidiary, CommunityONE Bank, National Association, entered into a change of control agreement with Mark A. Severson, Vice President and Treasurer of FNB United and Executive Vice President of CommunityONE Bank. Mr. Severson has been named to succeed Jerry A. Little as Chief Financial Officer of FNB United and CommunityONE Bank upon Mr. Little's retirement in August 2007. The purpose of the agreement, which is substantially similar in form to the change of control agreements between CommunityONE Bank and other of its senior officers, is to secure the continued service of Mr. Severson in the event of a change of control and to provide him with security in such event so as to ensure his continued loyalty to maximize shareholder value as well as the continued safe and sound operation of FNB United and CommunityONE Bank.

The agreement provides that in the event of a termination of Mr. Severson's employment in connection with, or within 24 months after, a change of control of FNB United or CommunityONE Bank, for reasons other than cause, Mr. Severson will receive a lump sum payment in an amount equal to the greater of (a) two times his total cash compensation, including salary and bonus, paid during the calendar year immediately prior to the change of control, and (b) $360,000. In addition, Mr. Severson may terminate his employment upon a change of control of FNB United or CommunityONE Bank and receive the payment described above if, within 24 months following a change of control, he is assigned duties inconsistent with his duties at the time of the change of control, his annual base salary is reduced below the amount in effect prior to the change of control, his benefits are reduced below their level prior to the change of control (unless benefits are reduced for all employees), or he is transferred to a location more than 50 miles from his current principal work location.

The agreement has an initial term of three years, which will be automatically extended for an additional one-year period on each anniversary date of the agreement so that the term will again be three years unless either FNB United, including CommunityONE Bank, or Mr. Severson elects by written notice to the other not to continue the annual renewal.

The change of control agreement described above is attached as Exhibit 10 to this report on Form 8-K and is incorporated herein by reference.

Also on July 9, 2007, FNB United granted Mr. Severson an incentive stock option under its 2003 Stock Incentive Plan to purchase 7,500 shares of FNB United common stock. The exercise price is equal to $15.85, the closing price of FNB common stock on July 9, 2007. The option will vest in equal installments over five years and the option agreement is in the form of incentive stock option agreements between FNB United and other of its officers and employees.


Item 9.01.  Financial Statements and Exhibits.

Exhibits:

10 Change of Control Agreement, dated as of July 9, 2007, by and among FNB United Corp., CommunityONE Bank, National Association, and
         Mark A. Severson.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of FNB United's goals and expectations regarding earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or including the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of FNB United's management and are subject to significant risks and uncertainties that are subject to change based on various factors, many of which are beyond FNB United's control.

                        SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FNB UNITED CORP.

Date: July 10, 2007                           By /s/ Jerry A. Little
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                                               Jerry A. Little
                                               Secretary and Treasurer